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                                                                EXHIBIT 21.0

                      MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 March 15, 1996

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
                                                Jurisdiction of
Name                                             Incorporation
- ----                                            ---------------
*Creative Medical Concepts, Inc.                    Georgia
*East Med Services, Inc.                            Georgia
        *EMS Supplies Incorporated                  Georgia
*Healthdyne Financial Services, Inc.                Georgia
*Healthdyne Home Care Services, Inc.                Georgia
*Healthdyne Home Care Products, Inc.                Georgia
*Healthdyne Integrated Alternatives, Inc.           Georgia
*Healthdyne Nursery Products, Inc.                  Delaware
High-Tech Nursing, Inc.                             Georgia
HMM of Illinois, Inc.                               Georgia
HMM of New York, Inc.                               New York
Healthdyne Maternity Management of Texas, Inc.      Texas
Maternal Fetal Diagnostic Services, Inc.            Georgia
*Omni Medical Sales & Services Corporation          Georgia
Perinatal Care Alternatives, Inc.                   Georgia
Perinatal Services Nederland B.V.                   Nederlands
*Shared Care, Inc.                                  Georgia
Tokos Medical Corporation                           California
        Carelink Corporation                        Delaware
        Medical Resource Management, Inc.           SC
        Monitored Care, Inc.                        Delaware
        Specialized Clinical Services, Inc.         California
        Specialized Clinical Services, Inc.         Delaware
        Tokos Acquisition Corporation               Delaware
        Tokos Clinical Services Corporation
                (Portland)                          Delaware
        Tokos Clinical Services Corporation
                (New York)                          New York
        Tokos Clinical Services Corporation         Delaware
        Tokos Medical Management Corporation        Delaware
        Women's Homecare, Inc.                      Delaware

     Note: The above subsidiaries (except for Perinatal Services Nederland B.V. in which Matria owns a 51% interest and Omni Medical in which Matria owns an 80% interest) are directly 100% owned by Matria Healthcare, Inc.


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     *INACTIVE